AMENDMENT NO. 6

      This Amendment No. 6 entered into as of March 31, 1999 (this "Amendment") by and among GALAXY TELECOM, L.P., ("GTLP"), GALAXY TELECOM CAPITAL CORP. ("Capital Corp."; and together with GTLP, the "Borrower"), the financial institutions party to the Amended and Restated Loan Agreement referred to below (the "Lenders"), and FLEET NATIONAL BANK ("Fleet"), a national banking association organized under the laws of the United States of America, as agent for itself and the other Lenders (the "Agent"). Capitalized terms used but not otherwise expressly defined herein shall have the meanings assigned thereto in the Loan Agreement (as such term is defined below).

PRELIMINARY STATEMENTS:

      WHEREAS, the Borrower, the Lenders, and the Agent have entered into an Amended and Restated Loan Agreement dated as of September 28, 1995, as amended by Amendment No. 1 dated as of October 21,1996, Amendment No. 2 dated as of March 28, 1997, Amendment No. 3 dated as of November 14, 1997, Amendment No. 4 dated as of March 27, 1998 and Amendment No. 5 dated as of August 31, 1998 (as amended, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement;

      WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Loan Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Amendment. The parties hereto agree that the Loan Agreement is hereby amended as follows:

            (a) Total Indebtedness and Senior Indebtedness  Coverage.  Effective
                as of the date hereof, Section 5.1.10 of the Loan Agreement is hereby amended by replacing the required ratio for the period from April 1, 1999 through June 30, 1999 and the period from July 1, 1999 through December 31, 1999 with the period and ratios set forth below opposite such period:

                                                Total             Senior
                                                Indebtedness

      Indebtedness

                                                Ratio             Ratio

                  April 1, 1999 through               6.75:1.00
      2.00:1.00
                  December 31, 1999

            (b) Total  Indebtedness  per  Subscriber.  Effective  as of the date hereof, clause (B) of Section 5.1.11 of the Loan Agreement is hereby amended to read as follows:

                  "(B) $1,100:1.00 for the period from September 30, 1998 through December 31, 1998 and $1,175 for the period from January 1, 1999 through December 31, 1999,"

            (c) Interest  Coverage.  Effective  as of the date  hereof,  Section
                5.1.12 of the Loan Agreement is hereby amended by deleting the period "July 1, 1999 through December 31, 1999" and the ratio for such period and by substituting the following in place thereof:

                  July 1, 1999 through                            1.25:1.00
                  December 31, 1999

      2. Minimum Ratio of Operating Cash Flow to Total Debt Service. Effective as of the date hereof, it is agreed that, to the extent that the Borrower makes principal payments on the Loans in accordance with Sections 2.1.2(b) or 2.1.7.2(b) of the Loan Agreement during 1999, such principal payments shall not be included in calculating Total Debt Service for 1999.

      3. Principal Amortization. Notwithstanding anything to the contrary set forth in the Loan Agreement, (i) the net cash proceeds (after reasonable expenses) of all System Asset Sales occurring from the date hereof until the close of business on December 31, 1999, and (ii) the net cash proceeds (after reasonable expenses) received by the Borrower, GTI and/or LLC from any equity investment in, or Indebtedness for Borrowed Money incurred by, any of the Borrower, GTI and/or LLC, shall be applied in the following manner: (A) with respect to any such System Asset Sale, equity investment or Indebtedness incurrence occurring prior to the Conversion Date, such net cash proceeds shall be paid to the Agent and held by the Agent in escrow until July 1, 1999 and then applied on July 1, 1999 to prepay the principal amortization of the Loans due on September 30, 1999 and December 31, 1999, (B) with respect to any such System Asset Sale, equity investment or Indebtedness incurrence occurring on or after July 1, 1999, such net cash proceeds shall be immediately paid to the Agent and immediately applied to prepay the principal amortization of the Loans due on September 30, 1999 and December 31, 1999 and (C) with respect to any such System Asset Sale, equity investment or Indebtedness incurrence the net cash proceeds of which are in excess of the amounts to be applied as provided in (A) and (B) above, such excess net cash proceeds shall be applied to prepay the Loans in the inverse order of maturity and with respect to any such prepayment of the Loans occurring prior to the Conversion Date, the Commitment shall be permanently reduced by a like amount. Any amendment to or waiver of the terms of the foregoing sentence shall be deemed to require the consent of all of the Lenders as provided for under Section 9.5(vii) of the Loan Agreement. In addition to the foregoing, in the event that the Loans have not been repaid in full and the Commitment terminated on or before June 30, 1999, it shall constitute an Event of Default under the Loan Agreement if the amount of Management Fees actually paid by the Borrower to the Manager during any fiscal quarter, commencing with the fiscal quarter commencing on July 1, 1999, shall exceed an amount equal 3% of the Gross Revenues of the Borrower (other than from the sale or other disposition of a capital asset) during such fiscal quarter.

      4. Amendment Fee. The Borrower agrees to pay an amendment fee for the Pro Rata account of each Lender in an aggregate amount equal to $139,750. The Pro Rata portion of such fee due to State Street Bank and Trust Company shall be paid directly to State Street Bank and Trust Company on the date hereof. The remaining portion of such fee shall be paid to the Agent for the Pro Rata accounts of the other Lenders on June 1, 1999, provided that if the Loans are refinanced and the Commitment is terminated on or before June 1, 1999, the payment of such remaining portion shall be deemed to be waived.

      5. Conditions. This Amendment is subject to the provisions of Section 9.5 of the Loan Agreement, and shall become effective, as of the date first above written, upon the satisfaction of the following conditions precedent:

                (a)receipt  by the  Agent  of  counterparts  of  this  Amendment executed by the Borrowers and the Lenders, and counterparts of the Consent appended hereto executed by the Guarantors;

                 (b)such other items or  documents  as may be  requested  by the
                    Agent or the Lenders.

      6. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. All parts of the Loan Agreement not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Loan Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon and after the date of this Amendment all references to the Loan Agreement in that document, or in any Financing Document, shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement, and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect.

     7. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent that the representations and warranties set forth in Section 4 of the Loan Agreement are true and correct in all material respects as of the date hereof. The Borrower hereby agrees to indemnify and hold the Lenders and the Agent harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim against the Borrower, the Lenders and/or the Agent arising out of the transactions contemplated by this Amendment. The provisions of this Section shall continue in effect and shall survive (among other events) any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Note and other obligations of the Borrower hereunder, and release of any collateral for the Loans.

     8. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written, under seal.

                                   BORROWERS:

                              GALAXY TELECOM, L.P.

                                          By: Galaxy Telecom, Inc., its

                                 general partner

                                          By:____________________________

                                      Name:

                                     Title:

                                          GALAXY TELECOM CAPITAL CORP.

                                          By:_______________________

                                      Name:

                                     Title:

                                          LENDERS:

                                          FLEET NATIONAL BANK, as Agent and

                                   as a Lender

                                          By:____________________________

                                      Name:

                                     Title:

                                          STATE STREET BANK AND TRUST COMPANY

                                          By:____________________________

                                      Name:

                                     Title:

                                   UNION BANK

                                          By:____________________________

                                      Name:

                                     Title:

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By:____________________________

                                      Name:

                                     Title:

                                   CONSENT

                          Dated as of March 31, 1999

     Each of GALAXY TELECOM , INC., as Guarantor under an Unlimited Guaranty dated as of December 23, 1994 (as amended, the "General Partner Guaranty"), as Grantor under a Security Agreement dated as of December 23, 1994, and as Assignor under a Collateral Assignment of Contracts, Leases, Licenses, Easements, Permits and Franchises, a Collateral Assignment of Easements, and a Collateral Assignment and Pledge of Partnership Interest, each dated as of December 23, 1994 (as amended, collectively, the "General Partner Security Documents") , and GALAXY TELECOM INVESTMENTS, L.L.C., as Guarantor under an Unlimited Guaranty dated as of December 23, 1994 (as amended, the "Investments Guaranty"), as Grantor under a Security Agreement dated as of December 23, 1994, and as Assignor under a Collateral Assignment and Pledge of Partnership Interest dated as of December 23, 1994 (as amended, collectively, the "Investments Security Documents"), hereby consents to the foregoing Amendment No. 6 to the Loan Agreement, and hereby confirms and agrees that (i) the General Partner Guaranty and the Investments Guaranty, and each of the General Partner Security Documents and the Investments Security Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of and on and after the date of Amendment No. 6, each reference in such Guaranty to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by Amendment No. 6, and (ii) each of the General Partner Security Documents and the Investments Security Documents and all of the collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein). LLC agrees to be bound by and comply with the provisions of Section 3 of Amendment No. 6, to the extent the same applies to LLC.

                                    GALAXY TELECOM, INC.

                                    By:_______________________________________
                                          Name:

                                          Title:

                                    GALAXY TELECOM INVESTMENTS, L.L.C.

                                    By:_______________________________________
                                          Name:

                                          Title: